UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 15, 2011

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 21, 2011, Lattice Semiconductor Corporation (the “Company”) issued a press release announcing the Company's financial results for the first quarter ended April 2, 2011. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 15, 2011, the Company's Board of Directors adopted a restructuring plan to more efficiently implement the Company's product development strategy and to better align the Company's corporate strategy with the company's sales resources (the “2011 restructuring plan”). In connection with the 2011 restructuring plan, the Company will reduce and refocus its headcount at certain of its research and development facilities, including Shanghai, China and Pennsylvania.

The Company expects to record a restructuring charge for severance and related costs of approximately $1.8 million in the first quarter of 2011. The 2011 restructuring plan will be substantially implemented during 2011, with a total projected restructuring charge of approximately $3 million to $5 million through year end, a substantial portion of which will be paid in cash during 2012.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibit is being furnished herewith:

Exhibit No.	Description
99.1	Press Release, dated April 21, 2011, entitled “Lattice Semiconductor Reports First Quarter 2011 Results; Exceeds High End of Prior Revenue Guidance” (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
Date: April 21, 2011	By:	/s/ Joe Bedewi
Joe Bedewi Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 21, 2011 (furnished herewith)

3